Exhibit 99.1

Luna Innovations Strengthens Executive Leadership

Jonathan Cool becomes Acting President and COO; Scott Graeff named Chief Commercialization Officer

ROANOKE, Va., May 10, 2010 (Business Wire) – Kent Murphy, Founder, President and Chief Executive Officer (CEO) of Luna Innovations, and a member of the Board of Directors announces changes to the company’s executive leadership team.

Jonathan Cool, current member of the Board of Directors, is named Acting President and Chief Operating Officer (COO). In this role, he will lead the overall strategy, direction and administration of the company, accelerating the evolution in the Luna Innovations business model to focus on commercialization. Cool will also maintain his role as a member of the Board of Directors.

Scott Graeff takes on the role of Chief Commercialization Officer to bring greater clarity and speed to identifying, investigating and evaluating market and product growth opportunities, licensing opportunities and strategic business alliances in line with the organization’s long-range goals and business model.

“We believe today’s changes strengthen our leadership team and allow us to accelerate the advancement of the business model toward the goal of increasing revenue generation from commercial activities,” Murphy said.

Murphy continues as CEO for the company and as a member of the Board of Directors with an enhanced focus on driving innovation and managing critical relationships with existing and new government and commercial partners. “I look forward to Jonathan’s increasing role in the day-to-day management of the company, which will allow me an enhanced focus in the areas critical to our company’s success—developing our strategic vision and new innovations, implementing our strategy and developing and managing key customer relationships,” he said.

The Board and Dr. Kent Murphy also decided that in the future there will be a transition of Dr. Murphy from the role of the company’s principal executive officer to a role that enables Dr. Murphy to direct more of his time and attention to the company’s strategic and scientific vision and new innovations and to developing and managing key customer relationships.

About Luna Innovations:

Luna Innovations Incorporated (http://www.lunainnovations.com) is focused on sensing and instrumentation, and pharmaceutical nanomedicines. Luna develops and manufactures new-generation products for healthcare, telecommunications, energy and defense markets. The company’s products are used to measure, monitor, protect and improve critical processes in the markets served. Through its commercialization business model, Luna continues to be a leader in transitioning science to solutions. Luna is headquartered in Roanoke, Virginia.

SOURCE: Luna Innovations Incorporated

CONTACT INFORMATION:

Kent Murphy, CEO, Luna Innovations, 540-558-8596 and km@lunainnovations.com.

Forward Looking Statements:

This release may include information that constitutes “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Statements that describe the Company’s business strategy, goals, prospects, opportunities, outlook, plans or intentions are also forward looking statements. Actual results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including risks and uncertainties concerning the effective transition of the executive officer roles and the receptivity of current and potential customers, employees, stockholders, potential investors, suppliers and other third parties with whom the company does business to those changes described herein and those risks set forth in the company’s periodic reports and other filings with the Securities and Exchange Commission. Such filings are available at the SEC’s website at http://www.sec.gov, and at the company’s website at http://www.lunainnovations.com. The statements made in this release are based on information available to the company as of the date of this release and Luna Innovations undertakes no obligation to update any of the forward-looking statements after the date of this release.

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